Exhibit 99.2

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(Dollars in thousands, except per share amounts)

	March 31, 2014	December 31, 2013
ASSETS
Cash and due from banks	$25,214	$26,497
Interest-bearing deposits	25,200	20,744

Total cash and cash equivalents	50,414	47,241

Securities available for sale, at fair value	262,841	264,629
Securities held to maturity, at amortized cost (fair value of $116,964 at March 31, 2014 and $111,715 at December 31, 2013)	116,012	111,185
Loans, net of allowance for loan losses of $13,590 at March 31, 2014 and $13,413 at December 31, 2013	1,848,604	1,871,066
Other real estate owned	1,918	2,451
Accrued interest receivable	6,322	6,388
Deferred tax asset, net	14,213	14,961
Stock in the Federal Home Loan Bank of Boston	17,334	17,334
Banking premises and equipment, net	25,466	25,586
Bank-owned life insurance	54,978	54,583
Goodwill	40,992	40,992
Other assets	24,943	25,427

TOTAL ASSETS	$2,464,037	$2,481,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Interest-bearing	$1,602,105	$1,604,484
Non-interest-bearing	347,574	342,000

Total deposits	1,949,679	1,946,484
Short-term borrowings	40,983	61,555
Long-term debt	140,184	142,252
Subordinated debentures	5,984	5,959
Escrow funds held for borrowers	3,609	4,856
Capitalized lease obligations	4,495	4,539
Accrued expenses and other liabilities	12,449	13,419

Total liabilities	2,157,383	2,179,064

Stockholders’ equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; none issued	—	—
Common stock, par value $0.01 per share, authorized 100,000,000 shares; 24,266,428 shares issued at March 31, 2014 and December 31, 2013	243	243
Additional paid-in capital	271,431	271,643
Retained earnings	98,084	96,059
Treasury stock, at cost (4,430,263 shares at March 31, 2014 and 4,486,750 shares at December 31, 2013)	(63,427)	(64,075)
Accumulated other comprehensive income (loss), net of taxes	323	(1,091)

Total stockholders’ equity	306,654	302,779

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,464,037	$2,481,843

See notes to unaudited consolidated financial statements

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF NET INCOME (unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Interest and dividend income:
Loans	$20,273	$22,056
Investments	2,489	2,313
Other interest-earning assets	80	18

Total interest and dividend income	22,842	24,387

Interest expense:
Deposits	2,615	2,803
Short-term borrowings	13	33
Long-term debt	862	1,058

Total interest expense	3,490	3,894

Net interest income before provision for loan losses	19,352	20,493

Provision for loan losses	600	950

Net interest income after provision for loan losses	18,752	19,543

Non-interest income:
Fee income on depositors’ accounts	1,569	1,499
Wealth management income	289	211
Income from bank-owned life insurance	506	513
Net gain on sales of loans	—	106
Net loss on sales of securities	—	(50)
Other income	413	519

Total non-interest income	2,777	2,798

Non-interest expense:
Salaries and benefits	8,104	8,479
Occupancy expenses	1,582	1,628
Marketing expenses	320	538
Data processing expenses	1,403	1,207
Professional fees	589	678
Acquisition related expenses	539	158
Branch closing expenses	—	510
FDIC insurance assessments	408	298
Tax credit funds	261	175
Other expenses	2,308	2,179

Total non-interest expense	15,514	15,850

Income before income taxes	6,015	6,491

Income tax expense	1,813	1,790

Net income	$4,202	$4,701

Earnings per share:
Basic	$0.21	$0.23
Diluted	$0.21	$0.23

Weighted average shares outstanding:
Basic	19,797,596	20,035,745
Diluted	20,099,803	20,289,297

Dividends paid per share	$0.11	$0.10

See notes to unaudited consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2013

Net Income	$4,202	$4,701

Other comprehensive income (loss):
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) on available-for-sale securities	2,260	(1,438)
Reclassification adjustment for losses realized in income (1)	—	50

Net unrealized gains	2,260	(1,388)
Tax effect	(846)	536

Net of tax amount	1,414	(852)

Comprehensive income	$5,616	$3,849

(1)	Amounts are included in net loss on sales of securities in non-interest income on the consolidated statements of net income. Income tax benefit associated with the reclassification adjustment was $19 for the three months ended March 31, 2013. There were no sales of securities during the quarter ended March 31, 2014.

See notes to unaudited consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013

(Dollars in thousands, except per share amounts)

	Common Shares Outstanding	Common Stock	Paid-In Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total

Balances at December 31, 2012	20,152,118	$243	$272,822	$87,153	$(58,430)	$5,401	$307,189
Comprehensive income	—	—	—	4,701	—	(852)	3,849
Cash dividends paid ($0.10 per share)	—	—	—	(2,006)	—	—	(2,006)
Treasury stock purchases	(204,400)	—	—	—	(3,047)	—	(3,047)
Shares repurchased in connection with restricted stock forfeited for tax purposes	(569)	—	—	—	(8)	—	(8)
Restricted shares forfeited	(5,000)	—	75	—	(75)	—	—
Stock-based compensation	—	—	378	—	—	—	378

Balances at March 31, 2013	19,942,149	$243	$273,275	$89,848	$(61,560)	$4,549	$306,355

Balances at December 31, 2013	19,779,678	$243	$271,643	$96,059	$(64,075)	$(1,091)	$302,779
Comprehensive income	—	—	—	4,202	—	1,414	5,616
Cash dividends paid ($0.11 per share)	—	—	—	(2,177)	—	—	(2,177)
Shares repurchased in connection with option swap transactions	(37,208)	—	700	—	(690)	—	10
Reissuance of treasury shares in connection with stock options exercised	93,039	—	(1,044)	—	1,329	—	285
Reissuance of treasury shares in connection with ESOP contributions (NEBS)	656	—	(9)	—	9	—	—
Stock-based compensation	—	—	141	—	—	—	141

Balances at March 31, 2014	19,836,165	$243	$271,431	$98,084	$(63,427)	$323	$306,654

See notes to unaudited consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013

(Dollars in thousands)

	2014	2013
Cash flows from operating activities:
Net income	$4,202	$4,701
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	600	950
Stock-based compensation	141	378
Amortization of premiums and discounts	454	779
Depreciation and amortization	584	593
Amortization of intangible assets	157	193
Net gain (loss) on sale and writedown of other real estate owned	162	(74)
Net loss on sale of available for sale securities	—	50
Loans originated for sale	—	(4,136)
Proceeds from sales of loans held for sale	—	3,921
Net gain on sale of loans	—	(106)
Deferred tax (benefit) provision	98	452
Net increase in cash surrender value of bank-owned life insurance	(395)	(428)
Decrease (increase) in accrued interest receivable	66	(47)
Decrease in other assets	131	1,479
Decrease in accrued expenses and other liabilities	(912)	(1,806)

Net cash provided by operating activities	5,288	6,899

Cash flows from investing activities:
Purchases of securities available for sale	(5,943)	(16,632)
Proceeds from sales of securities available for sale	—	2,563
Proceeds from maturities, calls and principal repayments of securities available for sale	9,676	23,518
Purchases of securities held to maturity	(8,776)	—
Proceeds from maturities, calls and principal repayments of securities held to maturity	3,810	6,638
Redemption of Federal Home Loan Bank of Boston stock	—	1,220
Proceeds from sales of other real estate owned	602	1,591
Net loan originations, purchases and principal repayments	21,631	(24,054)
Purchases of property and equipment	(460)	(583)

Net cash provided by (used in) investing activities	20,540	(5,739)

(Continued)

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2014 and 2013 (Concluded)

(Dollars in thousands)

	2014	2013
Cash flows from financing activities:
Net increase in deposits	$3,195	$46,443
Net change in short-term borrowings	(20,572)	(12,566)
Proceeds from issuance of long-term debt	300	6,331
Repayment of long-term debt, net of amortization of discount	(2,343)	(5,580)
Redemption of trust preferred securities	—	(4,000)
Net decrease in escrow funds held for borrowers	(1,247)	(988)
Payments on capitalized lease obligations	(106)	(106)
Cancellation of shares for tax withholdings on options exercised	(64)	—
Reissuance of treasury shares in connection with stock options exercised	349	—
Net treasury shares reissued in connection with restricted stock swap	10	—
Treasury stock purchases	—	(3,055)
Cash dividends paid	(2,177)	(2,006)

Net cash (used in) provided by financing activities	(22,655)	24,473

Increase in cash and cash equivalents	3,173	25,633
Cash and cash equivalents at beginning of period	47,241	30,679

Cash and cash equivalents at end of period	$50,414	$56,312

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period:
Interest on deposits, borrowings and other interest bearing liabilities	$4,083	$4,891
Income taxes – net	1,902	1,040
Non-cash items:
Transfer of loans to other real estate owned	231	350

See notes to unaudited consolidated financial statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

Dollars in Thousands (except per share amounts)

NOTE A – BASIS OF PRESENTATION

The consolidated financial statements include the accounts of United Financial Bancorp, Inc., a Maryland corporation (“United Financial”), its wholly-owned subsidiary, United Bank (the “Bank”), and the Bank’s wholly-owned subsidiaries, UCB Securities, Inc. and UCB Securities, Inc. II, which are engaged in buying, selling and holding investment securities, and UB Properties, LLC and VB REO, LLC, which were formed to hold real estate assets acquired through foreclosure. All significant intercompany accounts and transactions have been eliminated in consolidation. These entities are collectively referred to herein as the “Company”.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with general practices within the banking industry. In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary for the fair presentation of the Company’s financial condition as of March 31, 2014 and the results of operations for the three months ended March 31, 2014 and 2013. The interim results of operations presented herein are not necessarily indicative of the results to be expected for the entire year or any other period. These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K (File No. 000-52947), which was filed with the Securities and Exchange Commission on March 13, 2014.

NOTE B – MERGER

On April 30, 2014, the Company was acquired by Rockville Financial, Inc. (“Rockville Financial”), the parent company of Rockville Bank (“Rockville Bank”), in a stock-for-stock transaction valued at approximately $358.1 million based on the closing price of $13.16 of Rockville Financial and the value of the Company’s exercisable options. The Company’s shareholders received 1.3472 shares of Rockville Financial common stock for each share of the Company’s common stock. Upon closing, Rockville Financial shareholders owned approximately 49% of stock in the combined company and United Financial Bancorp, Inc. shareholders owned approximately 51%. The Bank merged with and into Rockville Financial’s wholly-owned subsidiary, Rockville Bank. In connection with the merger, Rockville Financial changed its name to “United Financial Bancorp, Inc.” and Rockville Bank changed its name to “United Bank.”

NOTE C – CRITICAL ACCOUNTING POLICIES

The SEC defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in future periods. None of the Company’s critical accounting policies changed during the quarter. Management believes that the following policies would be considered critical under the SEC’s definition:

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover credit losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the assumptions utilized and the potential for changes in the economic environment that could result in adjustments to the amount of the recorded allowance for loan losses.

Management performs a quarterly evaluation of the adequacy of the allowance for loan losses. We consider a variety of factors in establishing this estimate including, but not limited to, prior loss experience, current economic conditions, trends in non-performing, classified and impaired loans, charge-offs and delinquency rates, the adequacy of the underlying collateral, the size and composition of the loan portfolio, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates by management that may be susceptible to significant change based on changes in economic and real estate market conditions.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

The Company periodically may agree to modify the contractual terms of loans. A loan is classified as a troubled debt restructure (“TDR”) if the Company grants a concession to a borrower that is experiencing financial difficulties. This usually includes a modification of loan terms, such as a reduction of the interest rate to below market terms, capitalizing past due interest, extending the maturity date or a partial forgiveness of debt. A TDR loan is returned to accrual status after the borrower demonstrates the ability to pay under the restructured terms through a sustained period of repayment performance, which is generally six months. All TDRs are classified as impaired.

The allowance consists of a specific, general, and unallocated component, as further described below.

Specific component. The specific component relates to loans that are classified as impaired. Impairment is measured on a loan by loan basis for the commercial segments (commercial and industrial, commercial real estate and construction) by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent. A specific allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of the loan. Groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual loans in the consumer segments (residential real estate, home equity and consumer loans) for impairment disclosures, unless such loans are subject to a troubled debt restructuring agreement.

The Company has established a Business Banking unit within its Commercial Lending Department. The portfolio is made up of both commercial and industrial loans less than $250,000 and commercial real estate loans less than $500,000 which are managed by exception. This grouping of loans is considered a homogenous pool of loans and collectively evaluated for impairment. Accordingly, the Company does not separately identify individual loans within this unit for impairment disclosures, unless such loans are subject to a troubled debt restructuring agreement.

General component. The general component is based on historical loss experience adjusted for qualitative factors stratified by each of the loan segments: commercial and industrial, commercial real estate, construction, business banking commercial and industrial, business banking commercial real estate, residential real estate, home equity and consumer. Management uses an average of historical losses based on a time frame appropriate to capture relevant loss data for each loan class. This historical loss factor for each loan class is adjusted for the following qualitative factors: the levels/trends in delinquencies, classified and non-accruals; levels and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards and other changes in lending policies, procedures and practices; experience, ability and depth of lending management and staff; national and local economic trends and industry conditions; and effects of changes in credit concentrations. This analysis establishes factors that are applied to each loan segment to determine the amount of the general component of the allowance for loan losses. In the second quarter of 2012, management made refinements to its allowance for loan loss methodology to incorporate the establishment of the Business Banking unit into the Company’s approach. This refinement did not have a material effect on the loan loss provision or the total allowance for loan loss.

Unallocated component. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

Reserve for unfunded commitments. The Company also maintains a reserve for unfunded credit commitments to provide for the risk of loss inherent in these arrangements. The reserve is determined using a methodology similar to the analysis of the allowance for loan losses, taking into consideration probabilities of future funding requirements. The reserve for unfunded commitments is included in other liabilities and was $11 and $142 at March 31, 2014 and December 31, 2013, respectively.

Evaluation of the Investment Portfolio for Other-Than-Temporary Impairment. The evaluation of the investment portfolio for other-than-temporary impairment is also a critical accounting estimate. On a quarterly basis, management reviews securities with a decline in fair value below the amortized cost of the investment to determine whether the decline in fair value is temporary or other-than-temporary. Declines in the fair value of marketable equity securities below their cost that are deemed to be other-than-temporary based on the severity and duration of the impairment are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses for securities, impairment is required to be recognized if (1) we intend to sell the security; (2) it is “more likely than not” that we will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. For all impaired securities that management intends to sell, or more likely than not will be required to sell, the full amount of the other-than-temporary impairment is recognized through earnings. For all other impaired securities, credit-related other-than-temporary impairment is recognized through earnings, while non-credit related other-than-temporary impairment is recognized in other comprehensive income, net of applicable taxes.

Income Taxes. The Company uses the asset and liability method of accounting for income taxes in which deferred tax assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of the Company’s asset and liabilities. The realization of the net deferred tax asset generally depends upon future levels of taxable income and the existence of prior years’ taxable income, to which “carry back” refund claims could be made. A valuation allowance is maintained for deferred tax assets that management estimates are more likely than not to be unrealizable based on available evidence at the time the estimate is made. Significant management judgment is required in determining income tax expense and deferred tax assets and liabilities. In determining the valuation allowance, the Company uses historical and forecasted future operating results, based upon approved business plans, including a review of the eligible carryforward periods, tax planning opportunities and other relevant considerations. These underlying assumptions can change from period to period. For example, tax law changes or variances in future projected operating performance could result in a change in the valuation allowance. Should actual factors and conditions differ materially from those considered by management, the actual realization of the net deferred tax asset could differ materially from the amounts recorded in the financial statements. If the Company is not able to realize all or part of its net deferred tax asset in the future, an adjustment to the deferred tax asset valuation allowance would be charged to income tax expense in the period such determination was made.

Goodwill and Identifiable Intangible Assets. Goodwill and identifiable intangible assets are recorded as a result of business acquisitions and combinations. These assets are evaluated for impairment annually or whenever events or changes in circumstances indicate the carrying value of these assets may not be recoverable. If the carrying amount exceeds fair value, an impairment charge is recorded to income. The fair value is based on observable market prices, when practicable. Other valuation techniques may be used when market prices are unavailable, including estimated discounted cash flows and market multiples analyses. These types of analyses contain uncertainties because they require management to make assumptions and to apply judgment to estimate industry economic factors and the profitability of future business strategies. In the event of future changes in fair value, the Company may be exposed to an impairment charge that could be material.

Valuation of Financial Instruments. The Company uses fair value measurements to record fair value adjustments to certain financial instruments and to determine fair value disclosures. Securities available for sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a non-recurring basis, or to establish a loss allowance or write-down based on the fair value of impaired assets. Further, the notes to the financial statements include information about the extent to which fair value is used to measure assets and liabilities, the valuation methodologies used and its impact to earnings. Additionally, for financial instruments not recorded at fair value, the notes to the financial statements disclose the estimate of their fair value. Due to the judgments and uncertainties involved in the estimation process, the estimates could result in materially different results under different assumptions and conditions.

NOTE D – EARNINGS PER SHARE

Earnings per share (“EPS”) has been computed by dividing net income by weighted average shares outstanding before any dilution and excluding the weighted average number of unallocated shares held by the Bank’s employee stock ownership plan (the “ESOP”). Diluted earnings per share has been calculated by dividing net income by weighted average shares outstanding after giving effect to the potential dilution that could occur if potential common shares were converted into common stock using the treasury stock method.

The calculation of basic and diluted earnings per common share for the periods indicated is presented below.

	Three Months Ended March 31,
	2014	2013
Net income	$4,202	$4,701

Weighted average common shares applicable to basic EPS (1)	19,797,596	20,035,745
Effect of dilutive potential common shares (2) (3)	302,207	253,552

Weighted average common shares applicable to diluted EPS	20,099,803	20,289,297

Earnings per share:
Basic	$0.21	$0.23
Diluted	$0.21	$0.23

(1)	Share-based compensation awards that qualify as participating securities (entiled to receive non-forfeitable dividends) are included in basic EPS.
(2)	Options to purchase 50,000 and 217,892 shares for the three months ended March 31, 2014 and 2013, respectively, were outstanding but not included in the computation of earnings per share because they were anti-dilutive.
(3)	Includes incremental shares related to dilutive stock options.

NOTE E – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities are reported as a separate component of the equity section of the statement of condition, such items are components of accumulated other comprehensive income (loss).

The components of accumulated other comprehensive income (loss) and related tax effects are as follows:

	March 31, 2014	December 31, 2013

Net unrealized gain (loss) on securities available for sale	$1,759	$(501)
Tax effect	(633)	213

Net-of-tax amount	1,126	(288)

Pension liability	(1,358)	(1,358)
Tax effect	555	555

Net-of-tax amount	(803)	(803)

Accumulated other comprehensive income (loss)	$323	$(1,091)

NOTE F – LOANS

The components of the loan portfolio were as follows at March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
Commercial:
Commercial and industrial	$285,594	$293,094
Commercial real estate	849,486	862,596
Construction	70,361	62,811
Consumer:
Residential real estate	459,878	466,604
Home equity	178,064	179,502
Consumer	16,126	17,232

Total loans	1,859,509	1,881,839
Net deferred loan costs and fees	2,685	2,640
Allowance for loan losses	(13,590)	(13,413)

Loans, net	$1,848,604	$1,871,066

A summary of the activity pertaining to the allowance for loan losses for the three months ended March 31, 2014 and 2013 is as follows:

				Business Banking
	Commercial and Industrial	Commercial Real Estate	Construction	Commercial and Industrial	Commercial Real Estate	Residential	Home Equity	Consumer	Unallocated	Total
Three Months Ended
March 31, 2014:
Beginning balance	$3,055	$6,308	$1,095	$654	$533	$805	$374	$63	$526	$13,413
Charge-offs	(169)	(225)	—	—	—	—	(47)	(1)	—	(442)
Recoveries	15	2	—	—	—	—	2	—	—	19
Provision (credit)	555	299	(34)	(241)	4	(80)	88	(11)	20	600

Ending balance	$3,456	$6,384	$1,061	$413	$537	$725	$417	$51	$546	$13,590

				Business Banking
	Commercial and Industrial	Commercial Real Estate	Construction	Commercial and Industrial	Banking Commercial Real Estate	Residential	Home Equity	Consumer	Unallocated	Total
Three Months Ended
March 31, 2013:
Beginning balance	$2,680	$5,497	$710	$788	$706	$602	$383	$83	$640	$12,089
Charge-offs	(307)	—	—	(27)	—	(5)	(26)	(8)	—	(373)
Recoveries	15	—	—	—	—	—	—	15	—	30
Provision (credit)	780	228	296	(89)	(59)	(14)	12	(22)	(182)	950

Ending balance	$3,168	$5,725	$1,006	$672	$647	$583	$369	$68	$458	$12,696

Further information pertaining to the allowance for loan losses at March 31, 2014 and December 31, 2013 is as follows:

				Business Banking
	Commercial and Industrial	Commercial Real Estate	Construction	Commercial and Industrial	Commercial Real Estate	Residential	Home Equity	Consumer	Unallocated	Total
At March 31, 2014:
Amount of allowance for loan losses for loans deemed to be impaired and individually evaluated for impairment	$338	$92	$—	$—	$—	$—	$—	$—	$—	$430

Amount of allowance for loan losses for loans not deemed to be impaired and collectively evaluated for impairment	$3,118	$6,292	$1,061	$413	$537	$725	$417	$51	$546	$13,160

Total loans	$254,652	$771,126	$70,361	$30,942	$78,360	$459,878	$178,064	$16,126	$—	$1,859,509

Loans deemed to be impaired and individually evaluated for impairment	$4,194	$10,264	$—	$—	$—	$—	$—	$—	$—	$14,458

Loans not deemed to be impaired and collectively evaluated for impairment	$250,237	$759,894	$70,181	$30,942	$78,360	$459,878	$178,064	$16,126	$—	$1,843,682

Loans acquired with deteriorated credit quality and deemed to be impaired	$221	$968	$180	$—	$—	$—	$—	$—	$—	$1,369

				Business Banking
	Commercial and Industrial	Commercial Real Estate	Construction	Commercial and Industrial	Commercial Real Estate	Residential	Home Equity	Consumer	Unallocated	Total
At December 31, 2013:
Amount of allowance for loan losses for loans individually evaluated for impairment and deemed to be impaired	$28	$—	$99	$—	$—	$—	$—	$—	$—	$127

Amount of allowance for loan losses for loans not deemed to be impaired and collectively evaluated for impairment	$3,027	$6,308	$996	$654	$533	$805	$374	$63	$526	$13,286

Total loans	$261,692	$787,103	$62,811	$31,402	$75,493	$466,604	$179,502	$17,232	$—	$1,881,839

Loans individually evaluated for impairment and deemed to be impaired	$4,107	$8,212	$—	$—	$—	$—	$—	$—	$—	$12,319

Loans not deemed to be impaired and collectively evaluated for impairment	$257,353	$777,660	$62,532	$31,402	$75,493	$466,604	$179,502	$17,232	$—	$1,867,778

Loans acquired with deteriorated credit quality and deemed to be impaired	$232	$1,231	$279	$—	$—	$—	$—	$—	$—	$1,742

The following is a summary of past due loans at March 31, 2014 and December 31, 2013:

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Financing Receivables	90 Days or More Past Due and Accruing
At March 31, 2014:
Commercial:
Commercial and industrial	$1,921	$384	$2,547	$4,852	$280,742	$285,594	$—
Commercial real estate	3,289	5,526	7,733	16,548	832,938	849,486	—
Construction	1,039	—	180	1,219	69,142	70,361	—
Consumer:
Residential real estate	10,600	624	1,769	12,993	446,885	459,878	—
Home equity	189	121	555	865	177,199	178,064	—
Consumer	82	167	148	397	15,729	16,126	—

Total	$17,120	$6,822	$12,932	$36,874	$1,822,635	$1,859,509	$—

At December 31, 2013:
Commercial:
Commercial and industrial	$2,696	$753	$2,431	$5,880	$287,214	$293,094	$—
Commercial real estate	6,169	2,841	4,909	13,919	848,677	862,596	—
Construction	160	116	279	555	62,256	62,811	—
Consumer:
Residential real estate	8,292	2,525	3,180	13,997	452,607	466,604	—
Home equity	1,074	239	1,157	2,470	177,032	179,502	—
Consumer	329	129	64	522	16,710	17,232	—

Total	$18,720	$6,603	$12,020	$37,343	$1,844,496	$1,881,839	$—

The following is a summary of impaired loans at March 31, 2014 and December 31, 2013:

	At March 31, 2014			At December 31, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Commercial and industrial	$2,592	$2,613		$3,449	$3,471
Commercial real estate	10,699	11,491		9,443	10,842
Construction	180	279		—	—

Total	$13,471	$14,383		$12,892	$14,313

With an allowance recorded:
Commercial and industrial	1,823	1,823	$338	890	890	$28
Commercial real estate	533	533	92	—	—	—
Construction	—	—	—	279	279	99

Total	$2,356	$2,356	$430	$1,169	$1,169	$127

Total impaired loans	$15,827	$16,739	$430	$14,061	$15,482	$127

The following is a summary of information pertaining to impaired loans:

	Average Recorded Investment Three Months Ended March 31,
	2014	2013
Commercial:
Commercial and industrial	$4,377	$6,680
Commercial real estate	10,338	7,512
Construction	230	1,725

Total	$14,945	15,917

The following is a summary of non-accrual loans, at March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
Commercial:
Commercial and industrial	$2,570	$2,663
Commercial real estate	10,222	8,640
Construction	180	279

Consumer:
Residential real estate	2,049	3,212
Home equity	555	1,157
Consumer	148	64

Total	$15,724	$16,015

There were no loans modified as troubled debt restructured loans during the three months ended March 31, 2014. The following table represents modifications that were deemed to be troubled debt restructures for the three months ended March 31, 2013:

	Three Months Ended March 31, 2013
	Number of	Outstanding Recorded Investment
	Contracts	Pre-Modification	Post-Modification
Troubled Debt Restructurings:

Commercial and industrial	2	$1,824	$1,420

Total	2	$1,824	$1,420

At March 31, 2013, the modifications related to two commercial and industrial loans to one borrower that were restructured as part of an agreement with the customer whereby the Bank received a cash paydown. The modifications lowered the interest rate and extended the maturity of these loans.

As of March 31, 2014 and 2013, there have been no TDRs that have subsequently defaulted (defined as thirty or more days past due) within one year of modification.

CREDIT QUALITY INFORMATION

The Company utilizes a nine grade risk rating system for commercial and industrial, commercial real estate and construction loans as follows:

Pass: Loans within these five categories are considered low to average risk.

Special Mention: Loans in this category portray one or more weaknesses that may be tolerated in the short run. Assets in this category are currently protected but are potentially weak and are being closely monitored by management.

Substandard: Loans in this category are considered inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Doubtful: Loans in this category have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make the collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely high, however, its classification as an estimated loss is deferred until a more exact determination of the extent of the loss is ascertained.

Loss: Loans in this category are considered uncollectible and of such little value that their continuance as loans is not warranted.

The Company does not assign risk ratings to residential real estate, home equity and consumer loans unless they are contractually past due 90 days or more or where legal action has commenced against the borrower. All other consumer loans are charged off when they become contractually past due 120 days. Loans not assigned a rating are considered “pass.”

Business banking loans are assigned a Pass rating unless they are contractually past due 90 days or more, legal action has commenced against the borrower or other criteria for a risk rating change as defined within the business banking loan policy have been triggered. Upon one or more of these events, the loan will be risk rated Substandard.

On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial and industrial, commercial real estate and construction loans. Semi-annually, the Company engages an independent third party to review loans within these segments. Management uses the results of these reviews as part of its annual review process.

The following tables present the Company’s loan segment by internally assigned grades:

	At March 31, 2014
	Commercial and Industrial	Commercial Real Estate	Construction	Total
Commercial:
Grade:
Pass	$260,679	$797,873	$65,915	$1,124,467
Special Mention	9,897	25,585	1,316	36,798
Substandard	14,953	26,028	3,130	44,111
Doubtful	65	—	—	65

Total	$285,594	$849,486	$70,361	$1,205,441

	Residential	Home Equity	Consumer	Total
Consumer:
Grade:
Pass	$457,829	$177,509	$15,978	$651,316
Special Mention	—	—	—	—
Substandard	2,049	555	148	2,752
Doubtful	—	—	—	—

Total	$459,878	$178,064	$16,126	$654,068

	At December 31, 2013
	Commercial and Industrial	Commercial Real Estate	Construction	Total
Commercial:
Grade:
Pass	$268,359	$811,192	$58,263	$1,137,814
Special Mention	6,175	24,185	1,428	31,788
Substandard	18,495	27,219	3,120	48,834
Doubtful	65	—	—	65

Total	$293,094	$862,596	$62,811	$1,218,501

	Residential	Home Equity	Consumer	Total
Consumer:
Grade:
Pass	$463,392	$178,344	$17,168	$658,904
Special Mention	—	—	—	—
Substandard	3,212	1,158	64	4,434
Doubtful	—	—	—	—

Total	$466,604	$179,502	$17,232	$663,338